UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 17, 2025

Date of Report (Date of earliest event reported)

SUNOCO LP

(Exact name of registrant as specified in its charter)

Delaware	001-35653	30-0740483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8111 Westchester Drive, Suite 400

Dallas, TX 75225

(Address of Principal Executive Offices, Including Zip Code)

(214) 981-0700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange
Common Units Representing Limited Partner Interests	SUN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Amendment to Credit Agreement

On June 17, 2025, Sunoco LP (the “Partnership”) entered into that certain Amendment No. 2 to Third Amended and Restated Credit Agreement among the Partnership, as borrower, certain subsidiaries of the Partnership, as guarantors, the lenders and letter of credit issuers party thereto and Bank of America, N.A., as administrative agent and swingline lender (the “Amendment”), which amends that certain Third Amended and Restated Credit Agreement, dated as of May 3, 2024, entered into by and among the Partnership, the lenders and letter of credit issuers from time to time party thereto and Bank of America, N.A., as administrative agent, swingline lender and a letter of credit issuer (as previously amended by that certain Amendment No. 1 to Third Amended and Restated Credit Agreement, dated as of May 16, 2025, the “Credit Agreement”, and the Credit Agreement, as amended by the Amendment, the “Amended Credit Agreement”).

Pursuant to the Amendment, the Credit Agreement was amended to, among other things, make the following changes to the Credit Agreement effective as of the Amendment No. 2 Effective Date (as defined in the Amendment) unless noted otherwise: (i) extend the maturity date of the revolving credit facility from May 3, 2029 to June 17, 2030, (ii) increase the aggregate principal amount of the revolving loan commitments from $1,500,000,000 to $2,455,500,000, upon and subject to the Parkland Acquisition Closing Date (as defined in the Amended Credit Agreement), (iii) increase the aggregate principal amount of the uncommitted accordion (to be used to increase revolving loan commitments and/or establish term loans) by approximately $500,000,000, upon and subject to the Parkland Acquisition Closing Date, (iv) increase the swingline sublimit on and after the Parkland Acquisition Closing Date from $100,000,000 to $500,000,000, of which $250,000,000 will be dedicated to swingline borrowings in Canadian Dollars at a rate equal to Daily Simple CORRA (as defined in the Amended Credit Agreement) plus the Applicable Rate (as defined in the Amended Credit Agreement) and $250,000,000 will be dedicated to swingline borrowings in U.S. Dollars at a rate equal to the SOFR Daily Floating Rate (as defined in the Amended Credit Agreement) plus the Applicable Rate (as defined in the Amended Credit Agreement), and (v) add the ability to borrow revolving loans in Canadian Dollars at a rate equal to Term CORRA (as defined in the Amended Credit Agreement) plus the Applicable Rate (as defined in the Amended Credit Agreement).

The foregoing description is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 relating to the Amendment under the heading “Amendment to Credit Agreement” is hereby incorporated into this Item 2.03 by reference.

Item 8.01	Other Events.

As previously disclosed in a Current Report on Form 8-K, filed on May 6, 2025, the Partnership, NuStar GP Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Partnership (“SunocoCorp”), 2709716 Alberta Ltd., an Alberta corporation and wholly-owned subsidiary of SunocoCorp (the “Purchaser” and, together with the Partnership and SunocoCorp, the “Purchaser Parties”), and Parkland Corporation, an Alberta corporation (“Parkland”), entered into an Arrangement Agreement, dated as of May 4, 2025 (the “Arrangement Agreement”), pursuant to which, among other things, and on the terms and subject to the conditions set forth therein, the Partnership will acquire all of the issued and outstanding common shares of Parkland (the “Transaction”).

On May 27, 2025, Parkland announced, in connection with the Transaction, that it commenced a private consent solicitation (the “Consent Solicitation”) to amend each of the indentures governing Parkland’s outstanding 5.875% Senior Notes due 2027, 6.000% Senior Notes due 2028, 4.375% Senior Notes due 2029, 4.500% Senior Notes due 2029, 4.625% Senior Notes due 2030 and 6.625% Senior Notes due 2032 (together, the “Parkland Notes” and such indentures, the “Parkland Indentures”).

On June 10, 2025, Parkland announced, in connection with the Consent Solicitation, that it received the requisite consents to amend the Parkland Indentures as reported by the tabulation agents.

On June 20, 2025, Parkland executed supplemental indentures to amend each of the Parkland Indentures to (a) eliminate Parkland’s potential obligation under each Parkland Indenture to make a Change of Control Offer (as such term is defined in the applicable Parkland Indenture) as a result of the Transaction and (b) amend the defined term “Change of Control” in each Parkland Indenture to provide that the Partnership and its affiliates will be “Qualified Owners” of Parkland.

In connection with the execution of such supplemental indentures, $3.4 billion of the previously disclosed debt financing commitments provided by Barclays Bank PLC (and certain of its affiliates), Royal Bank of Canada (and certain of its affiliates) and other commitment parties terminated in accordance with the terms of such commitments.

Pursuant to the Arrangement Agreement, the Purchaser Parties have reimbursed or will reimburse (i) Parkland for any consent fee payable in connection the Consent Solicitation, and (ii) Parkland or its subsidiaries reasonable and documented out-of-pocket costs incurred in connection with the Consent Solicitation.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amendment No. 2 to Third Amended and Restated Credit Agreement, dated as of June 17, 2025, by and among Sunoco LP, as borrower, certain subsidiaries of Sunoco LP, as guarantors, Bank of America N.A., as administrative agent and swingline lender and the lenders and LC issuers party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO LP

	By:	SUNOCO GP LLC,
its General Partner

Date: June 20, 2025	By:	/s/ Rick Raymer
	Name:	Rick Raymer
	Title:	Vice President, Controller and Principal Accounting Officer

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